UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

PhaseBio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30

Malvern, Pennsylvania 19355

(Address including zip code of principal executive offices)

(610) 981-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHASQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

*

On November 3, 2022, the issuer’s common stock was suspended from trading on The Nasdaq Stock Market LLC (“Nasdaq”). Effective November 4, 2022, trades in the issuer’s common stock began being quoted on the OTC Pink Marketplace under the symbol “PHASQ.” On December 21, 2022, Nasdaq filed a Form 25 to delist the issuer’s common stock and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 1.03	Bankruptcy or Receivership.

As previously reported, on October 23, 2022, PhaseBio Pharmaceuticals, Inc. (the “Company” or the “Debtor”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case (the “Chapter 11 Case”) for the Company (Case No. 22-10995).

On July 7, 2023, the Company filed a Combined Disclosure Statement and Chapter 11 Plan (the “Original Plan”), and on August 1, 2023, the Bankruptcy Court entered an order that, among other things, conditionally approved the Original Plan for solicitation purposes only and authorized the Company to solicit acceptances of the Original Plan. The Company subsequently filed a First Amended Combined Disclosure Statement and Chapter 11 Plan (the “Plan”) and, on April 26, 2024, filed a liquidation analysis as Exhibit A to the Plan. On May 13, 2024, the Bankruptcy Court entered an order that, among other things, conditionally approved the Plan for solicitation purposes only and authorized the Company to solicit acceptances of the Plan.

On June 26, 2024, the Bankruptcy Court entered an order approving the Plan on a final basis and confirming the Plan. A summary of certain provisions of the Plan is below, which is qualified in its entirety by the text of the Plan, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Capitalized terms used but not specifically defined herein have the meanings ascribed to them in the Plan.

Summary of the Plan

Under the Plan, the Company intends to liquidate its remaining assets and subsequently wind-down its operations through the Liquidation Trust, and on the Effective Date, all remaining assets of the Debtor will be transferred to the Liquidation Trust. The Plan provides for the following recoveries (in each case, as more fully described in the Plan):

•

Class 1: Priority Non-Tax Claims - Each Holder of an Allowed Priority Non-Tax Claim shall receive (i) Cash in an amount equal to such Allowed Priority Non-Tax Claim, or (ii) such other treatment that would render such Allowed Priority Non-Tax Claim Unimpaired.

•

Class 2: Secured Claims - Each Holder of an Allowed Secured Claim shall receive (i) Cash in an amount equal to such Allowed Secured Claim, (ii) the Debtor’s interest in the collateral securing such Holder’s Allowed Secured Claim, or (iii) such other treatment that would render such Allowed Secured Claim Unimpaired.

•

Class 3: General Unsecured Claims - After satisfaction of all senior Claims, each Holder of an Allowed General Unsecured Claim shall receive one or more distributions equal to its Pro Rata share of the Class 3 Distributable Assets as such distributions become available. Based upon the Company’s financial projections, general unsecured creditors are expected to receive approximately 1.6% recovery on their claims, excluding any additional distributions that may be realized from the Liquidation Trustee’s prosecution of Claims and Causes of Action and the possible sale of the Bentracimab Royalty after the Effective Date in accordance with the SFJ Settlement Agreement.

•

Class 4: Equity Interests - In the event that Holders of Class 3 General Unsecured Claims are not paid in full, Holders of Class 4 Equity Interests shall not receive or retain any distribution under the Plan on account of such Equity Interests. In the event that Holders of Class 3 General Unsecured Claims are paid in full, each Holder of Equity Interests shall receive one or more distributions equal to its Pro Rata share of any remaining Liquidation Trust Assets after such assets are used to pay in full the Claims of Holders of Class 3 General Unsecured Claims, and Liquidation Trust Expenses, in accordance with the absolute priority rule and the terms of the Plan. Based upon the Company’s financial projections, Holders of Equity Interests are not expected to receive any recovery on their claims.

The Plan provides releases and exculpations to the Company’s officers and directors, certain of the Company’s service providers, certain other parties and various parties related thereto, each in their designated capacity as such, from various Claims and Causes of Action, as further set forth in Article XIV of the Plan.

In consideration for the classification, distributions, and other benefits provided under the Plan, including the release and exculpation provisions included therein, the Plan constitutes an integrated compromise and settlement of Claims to achieve a resolution of the Chapter 11 Case.

The Plan will not become effective unless and until the date of, or promptly following, the satisfaction or waiver of all conditions to the effectiveness of the Plan set forth in the Plan, which date will be selected by the Company (the “Effective Date”).

Information Regarding Shares Issued and Outstanding

Approximately 50.2 million shares of the Company’s common stock are issued and outstanding. All shares of common stock will be terminated, cancelled, released and extinguished as of the Effective Date.

Information Regarding Assets and Liabilities of the Company

In the Company’s most recent monthly operating report for the month ending May 31, 2024 filed with the Bankruptcy Court (the “May Monthly Operating Report”), the Company reported total assets of approximately $2.7 million and total liabilities of approximately $41.9 million. The May Monthly Operating Report is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 23, 2024, the Company filed its monthly operating report for the month ending April 30, 2024 with the Bankruptcy Court (the “April Monthly Operating Report”). The April Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 25, 2024, the Company filed the May Monthly Operating Report with the Bankruptcy Court. The May Monthly Operating Report is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Note Regarding Monthly Operating Reports

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any Company securities. The Monthly Operating Reports are limited in scope and have been prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Monthly Operating Reports were not reviewed by independent accountants, are in a format prescribed by applicable bankruptcy laws, and are subject to future adjustment. The financial information in the Monthly Operating Reports is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. The Monthly Operating Reports also relate to periods that are different from the historical periods required in the Company’s reports pursuant to the Exchange Act.

Cautionary Note Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case. All of the Company’s securities will be terminated, cancelled, released and extinguished as of the Effective Date of the Plan. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements, including statements regarding the Chapter 11 Case and expected recoveries under the Plan, within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “shall,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that all conditions to the effectiveness of the Plan may not be satisfied or waived in a timely manner; (ii) the availability of assets for distribution from the Liquidation Trust in accordance with the Plan, including the ability of the Liquidation Trust to obtain value from the Bentracimab Royalties; (iii) the effects of the Chapter 11 Case on the Company and on the interests of various constituents, including holders of the Company’s common stock; (iv) the Bankruptcy Court’s rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case generally; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case; (vi) risks associated with third party motions in the Chapter 11 Case; (vii) increased administrative and legal costs related to the Chapter 11 process; (viii) exposure to potential litigation and inherent risks involved in a bankruptcy process; (ix) risks arising from the delisting of the Company’s common stock from The Nasdaq Stock Market LLC; and (x) other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	First Amended Combined Disclosure Statement and Chapter 11 Plan.

99.1	Monthly Operating Report, for the month ending April 30, 2024, filed with the United States Bankruptcy Court for the District of Delaware.

99.2	Monthly Operating Report, for the month ending May 31, 2024, filed with the United States Bankruptcy Court for the District of Delaware.

104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: July 12, 2024	By:	/s/ Jonathan P. Mow
Jonathan P. Mow
Chief Executive Officer